Bowne & Co., Inc.
345 Hudson Street
212/886-0614
Fax: 212/229-7392

NEWS RELEASE

Investor Relations Contact:	Media Contact:
William J. Coote	Kate O’Brien
Treasurer	Director, Corporate Communications
212-886-0614	212-229-7214
bill.coote@bowne.com	kate.obrien@bowne.com

FOR IMMEDIATE RELEASE
BOWNE & CO. REPORTS 2005 SECOND QUARTER RESULTS
Strong Financial Print Non-Transactional Revenue Offsets Capital Market Softness
NEW YORK, July 27, 2005 — Bowne & Co., Inc. (NYSE: BNE) today announced 2005 second quarter earnings from continuing operations of $7.8 million—or $0.21 per diluted share—compared to earnings of $9.7 million, or $0.25 per diluted share, for the second quarter of 2004. Revenue was $205 million in the 2005 second quarter, compared to $204 million in the comparable quarter of 2004. Financial Print revenue for the second quarter of 2005 increased $3.1 million quarter-over-quarter, the result of increased compliance reporting and mutual fund revenue. The 2005 and 2004 results from continuing operations exclude Bowne Global Solutions (BGS), which is to be sold to Lionbridge Technologies, and the 2004 results exclude Bowne Business Solutions (BBS). BGS and BBS are each reported as discontinued operations as described further below.
For the six months ended June 30, 2005, income from continuing operations was $12.0 million, versus $12.9 million for the same period last year. Diluted earnings per share from continuing operations was $0.34 for the six month period in both 2005 and 2004. Revenue for the six months ended June 30, 2005 was $373.2 million, down 2% from $382.3 million reported in 2004, the result of a 16% decline in transactional financial print, which was offset by a 7% increase in non-transactional revenue.
Excluding restructuring, integration and asset impairment charges and the gain on the sale of a building, pro forma diluted earnings per share from continuing operations was $0.24 and $0.25 in the second quarter of 2005 and 2004, respectively, and $0.39 and $0.41 for 2005 and 2004 year-to-date, respectively. (See Pro Forma Supplemental Income Information attached hereto for a reconciliation of these non-GAAP financial measures to our Condensed Consolidated Statements of Operations.)
“The second quarter was an important time for us in terms of our strategic direction as a company,” said Bowne Chairman and Chief Executive Officer Philip E. Kucera. “With the pending sale of Bowne Global Solutions, we will sharpen our focus on growing our financial print and digital print businesses, which are core to our strategy.”
David J. Shea, Bowne President and Chief Operating Officer, added, “We’re pleased that our non-transactional business continues to perform well. However, in light of the continuing decline in overall transactional filings, we are cautious about the remainder of the year.”
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Bowne Financial Print: For the second quarter, Financial Print reported revenue of $197.6 million, compared to $194.5 million for the same period last year. Offsetting a transactional revenue decrease of 10%, non-transactional revenue, which includes mutual fund and compliance revenue, increased 8% over 2004. Segment profit for the quarter, as a percentage of revenue, was 14.7%, compared to 16.1% for the same period in 2004.
Litigation Solutions: Litigation Solutions’ second quarter and year-to-date revenue decreased $2.1 and $2.6 million, respectively, from last year; however, segment profit increased $0.3 million as compared to the first quarter of 2005 and $0.5 million year-over-year.
Discontinued Operations: The 2005 and 2004 results from continuing operations exclude Bowne Global Solutions (BGS), which the Company has agreed to sell, and is reported as a discontinued operation (see press release dated June 27, 2005). In addition, the 2004 results from continuing operations exclude Bowne Business Solutions, which is also reported as a discontinued operation. Including the discontinued operations, net income for the 2005 second quarter and year-to-date was $4.0 million and $7.9 million, or $0.11 and $0.23 per diluted share, respectively, compared to $11.2 million and $14.2 million, or $0.29 and $0.37, in the respective 2004 periods. The results of discontinued operations in 2005 include numerous expenses specifically related to the sale of BGS, including certain transaction costs and tax expenses. (See attached Condensed Consolidated Statements of Operations on page 5 for further detail.) Segment profit for BGS for the three and six-month periods ended June 30, 2005 was $5.8 million and $8.1 million, respectively, compared to $3.4 million and $5.4 million for the three and six-month periods ended June 30, 2004.
* * * * * * * * *
Bank of America Securities completed the Overnight Share Repurchase program on May 24, 2005, and after giving effect to the final settlement and a price adjustment in the form of additional shares, the Company had effected the purchase of a total of 2,696,161 shares at an average price of $14.85. To date, the Company has not made any purchases under its previously announced $35 million open market purchase program.
Days sales outstanding increased to 66 days at June 30, 2005 from 64 days at June 30, 2004. Net cash used in operations for the period ended June 30, 2005 was $41.3 million versus net cash used in operations of $17.6 million in 2004. Net debt at June 30, 2005 was $47.8 million compared to net debt of $143.6 million in June 2004. Financial Print work-in-process inventory was $29.0 million at June 30, 2005, compared to $20.8 million at June 30, 2004 and $16.8 million at December 31, 2004. Corporate spending decreased $0.6 million from 2004.
—more—

Business Outlook
The Company notes that forward-looking statements of future performance contained in the foregoing and in the following statements and certain statements made elsewhere in this release are based upon current expectations and are subject to factors that could cause actual results to differ materially from those suggested here, including demand for and acceptance of the Company’s services, new technological developments, competition and general economic or market conditions, particularly in the domestic and international capital markets and regulatory approval of sale of the Company’s globalization business.
The 2005 outlook has been recast to include only results from continuing operations. In addition, the Financial Print and Litigation Solutions businesses have lowered and narrowed their revenue and segment profit projections and the range of corporate spending has been narrowed.

	Previous 2005 Outlook	Revised 2005 Outlook (1)
Revenues:	$900 million to $1.0 billion	$650 to $695 million
Financial Print	$640 to $715 million	$620 to $660 million
Globalization	$225 to $265 million	—
Corporate/Other	$40 to $50 million	$30 to $35 million
Segment Profit:
Financial Print	$70 to $95 million	$65 to $75 million
Globalization	$19 to $24 million	—
Litigation Solutions	$5 to $8 million	$3 to $5 million
Corporate/Other:
Corporate spending	$(17) to $(23) million	$(17) to $(21) million
Restructuring charges	$(3) to $(8) million	$(3) to $(8) million
Depreciation and amortization	$35 million	$28 million
Interest expense	$5.5 million	$5.5 million
Diluted earnings from continuing operations per share	$0.50 to $1.00	$0.14 to $0.33

Diluted earnings from continuing operations per share, pro forma (2)	$0.60 to $1.08	—

Diluted earnings per share from continuing operations, pro forma, adjusted for the sale of globalization business	$0.35 to $0.72	$0.30 to $0.40

Diluted shares (3)	35.1 million	35.2 million

Capital expenditures	$25 million	$20 million

(1)	Recast to exclude Bowne Global Solutions, which is reported as a discontinued operation. In addition, the Financial Print and Litigation Solutions businesses have lowered and narrowed their revenue and segment profit projections and corporate spending has been narrowed.

(2)	Excludes restructuring charges.

(3)	Excludes the impact of the potential dilution from the Convertible Subordinated Debt (4,058,000 shares) and the impact of any future purchases under our share repurchase program.
Bowne & Co. will hold its earnings conference call to review the 2005 second quarter results on Thursday, July 28, 2005, at 11 a.m. Eastern Time. To join the Webcast, log on to http://www.bowne.com. To access the call via telephone, please dial (800) 817-8874 (domestic) or (312) 461-0285 (international) and ask for the Bowne teleconference.
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About Bowne & Co., Inc.
Bowne & Co., Inc., founded in 1775, is a global leader in providing high-value solutions that empower our clients’ communications.
•	Bowne Financial Print: The world’s largest financial printer and leading EDGAR filer, specializing in the creation, management, translation and distribution of regulatory and compliance documents.

•	Bowne Enterprise Solutions: Digital composition, print, delivery, and fulfillment of customized and personalized communications designed to enable companies to more-effectively target customers to increase market leadership.

•	Bowne Global Solutions: A broad range of language and cultural solutions that use translation, localization, technical writing and interpretation services to help companies adapt their communications or products for use in other cultures and countries around the world.

•	Bowne Litigation Solutions: Consulting, electronic discovery and software solutions, including DecisionQuest®, one of the nation’s largest trial research firms, bring our clients fresh perspective resulting in better informed choices about strategies and tactics at every step in the litigation process.
Bowne & Co. combines these capabilities with superior customer service, new technologies, confidentiality and integrity to manage, repurpose and distribute a client’s information to any audience, through any medium, in any language, anywhere in the world. For more information, visit us at www.bowne.com
[Tables follow]

BOWNE & CO., INC.
(NYSE: BNE)
Condensed Consolidated Statements of Operations
(unaudited)

	For the Periods Ended June 30,
(in thousands, except per share information)	Quarter		Year-to-Date
	2005	2004	2005	2004
		(as restated)		(as restated)
Revenue	$205,245	$204,252	$373,226	$382,336
Expenses:
Cost of revenue	(129,862)	(124,702)	(237,284)	(230,651)
Selling and administrative	(51,070)	(53,699)	(95,546)	(106,115)
Depreciation	(6,551)	(6,707)	(13,133)	(13,598)
Amortization	(235)	(165)	(470)	(330)
Gain on sale of building	—	896	—	896
Restructuring, integration and asset impairment charges	(1,532)	(641)	(3,169)	(4,997)

	(189,250)	(185,018)	(349,602)	(354,795)

Operating income	15,995	19,234	23,624	27,541
Interest expense	(1,308)	(2,701)	(2,593)	(5,391)
Other (expense) income, net	(200)	300	1,162	695

Income from continuing operations before income taxes	14,487	16,833	22,193	22,845
Income tax expense	(6,678)	(7,155)	(10,160)	(9,961)

Income from continuing operations	7,809	9,678	12,033	12,884
Discontinued operations (see notes):
(Loss) income from discontinued operations, net of tax	(3,794)	1,510	(4,100)	1,268

Net income	$4,015	$11,188	$7,933	$14,152

Earnings per share from continuing operations:
Basic	$0.22	$0.27	$0.35	$0.36
Diluted	$0.21	$0.25	$0.34	$0.34

(Loss) earnings per share from discontinued operations:
Basic	$(0.11)	$0.04	$(0.12)	$0.04
Diluted	$(0.10)	$0.04	$(0.11)	$0.03

Total earnings per share:
Basic	$0.11	$0.31	$0.23	$0.40
Diluted	$0.11	$0.29	$0.23	$0.37

Weighted-average shares outstanding:
Basic	34,927	35,977	34,795	35,612
Diluted (1)	39,304	41,261	39,342	40,926

Dividends per share	$0.055	$0.055	$0.11	$0.11
Note: In November 2004, the Company sold its document outsourcing business, Bowne Business Solutions, to Williams Lea. The Condensed Consolidated Statements of Operations for the prior periods have been reclassified to reflect the results from this business as discontinued operations.
In June 2005, the Company announced the sale of its globalization business to Lionbridge Technologies, Inc. The Condensed Consolidated Statements of Operations for the current and prior periods has been reclassified to reflect the results from this business as discontinued operations. The 2005 results from discontinued operations include certain costs related to the sale of BGS, including a $5.4 million tax charge to record deferred income taxes related to basis differences which no longer meet the permanent reinvestment criteria of Accounting Principles Board Opinion No. 23.
As restated: As previously disclosed in the Company’s 2004 Form 10-K, the results for the quarter and year-to-date ended June 30, 2004 have been restated to reflect the tax effect of corrections to intercompany adjustments related to foreign entities. While this restatement had no impact on results of operations for the full year in 2004, the impact on the 2004 second quarter and year-to-date was an increase in net income of $427 and $131 or $0.01 and $0.00 per share, respectively.

(1)	The weighted-average diluted shares outstanding includes the potential dilution from the Convertible Subordinated Debt of 4,058,000 shares.

BOWNE & CO., INC.
(NYSE: BNE)
Condensed Consolidated Balance Sheets
(unaudited)

	June 30,	June 30,	Dec. 31,
(in thousands)	2005	2004	2004

Assets
Cash and marketable securities	$28,079	$4,409	$71,928
Accounts receivable, net	151,479	144,480	114,376
Inventories	33,590	25,471	20,559
Prepaid expenses and other current assets	26,078	27,155	28,941
Assets held for sale	233,000	119,888	79,822

Total current assets	472,226	321,403	315,626

Property, plant and equipment, net	88,041	97,414	95,620
Goodwill and other intangibles, net	53,007	52,780	53,677
Other assets	21,209	22,787	23,119
Assets held for sale, non current	—	264,055	166,567

Total assets	$634,483	$758,439	$654,609

Liabilities and Stockholders’ Equity
Current portion of long-term debt and short-term borrowings	$200	$—	$200
Accounts payable and accrued liabilities	106,015	116,613	120,312
Liabilities held for sale	39,621	58,092	37,093

Total current liabilities	145,836	174,705	157,605

Long-term debt	75,650	148,000	75,800
Deferred employee compensation and other	44,314	52,055	43,359
Liabilities held for sale, non current	—	9,614	5,048
Stockholders’ equity	368,683	374,065	372,797

Total liabilities and stockholders’ equity	$634,483	$758,439	$654,609

Note: 2004 balances have been reclassified to reflect the November 2004 sale of Bowne Business Solutions and the pending sale of Bowne Global Solutions to Lionbridge Technologies. The assets and liabilities from these businesses are reported as held for sale and the condensed balance sheets for the prior periods have been reclassified to reflect this presentation.

BOWNE & CO., INC.
(NYSE: BNE)
Condensed Consolidated Statements of Cash Flows
(unaudited)

	Six Months Ended June 30,
(in thousands)	2005	2004
		(as restated)
Cash flows from operating activities:
Income from continuing operations	$12,033	$12,884
Depreciation and amortization	13,603	13,928
Asset impairment charges	1,532	153
Gain on sale of building	—	(896)
Changes in assets and liabilities, net of non-cash transactions	(68,510)	(43,667)

Net cash used in operating activities	(41,342)	(17,598)

Cash flows from investing activities:
Purchase of property, plant and equipment	(7,529)	(6,873)
Proceeds from the sale of marketable securities	20,280	—
Proceeds from the sale of building	—	6,731
Other	215	71

Net cash provided by (used in) investing activities	12,966	(71)

Cash flows from financing activities:
Proceeds from borrowings	34,000	101,468
Payment of debt	(34,150)	(91,469)
Proceeds from stock options exercised	5,877	12,481
Payment of dividends	(3,736)	(3,797)

Net cash provided by financing activities	1,991	18,683

Net cash provided by (used in) discontinued operations	2,816	(7,432)

Net decrease in cash and cash equivalents	$(23,569)	$(6,418)
Cash and Cash Equivalents—beginning of period	51,557	10,738

Cash and Cash Equivalents—end of period	$27,988	$4,320

Note: 2004 results have been reclassified to reflect the November 2004 sale of Bowne Business Solutions and the pending sale of Bowne Global Solutions, and have been restated to reflect the $131 increase in net income resulting from the corrections discussed on page 5 of this release.

BOWNE & CO., INC.
(NYSE: BNE)
Segment Information
(unaudited)
Information regarding the operations of each business segment is set forth below. Performance is evaluated based on several factors, of which the primary financial measure is segment profit. Segment profit is defined as gross margin (revenue less cost of revenue) less selling and administrative expenses, plus the Company’s equity share of income (losses) associated with a joint venture investment in the Litigation Solutions segment. Segment performance is evaluated exclusive of interest, income taxes, depreciation, amortization, certain shared corporate expenses, restructuring, integration and asset impairment charges, gain on sale of building, other expenses and other income. Therefore, this information is presented in order to reconcile to income from continuing operations before income taxes. The Corporate/Other category includes (i) corporate expenses for shared administrative, legal, finance and other support services which are not directly attributable to the operating segments, (ii) restructuring, integration and asset impairment charges, and (iii) other expenses and other income.

	For Periods Ended June 30,
(in thousands)	Quarter		Year-to-Date
	2005	2004	2005	2004
		(as restated)		(as restated)
Revenues:
Financial Printing	$197,628	$194,501	$357,552	$364,024
Litigation Solutions	7,617	9,751	15,674	18,312

	$205,245	$204,252	$373,226	$382,336

Segment profit:
Financial Printing	28,967	31,279	49,651	55,841
Litigation Solutions	829	526	1,542	1,068
Corporate/Other (see detail below)	(7,215)	(5,399)	(12,804)	(14,745)

	22,581	26,406	38,389	42,164

Depreciation	(6,551)	(6,707)	(13,133)	(13,598)
Amortization	(235)	(165)	(470)	(330)
Interest	(1,308)	(2,701)	(2,593)	(5,391)

Income from continuing operations before income taxes	$14,487	$16,833	$22,193	$22,845

Corporate/Other (by type):
Shared corporate expenses	$(5,195)	$(5,754)	$(10,273)	$(10,813)
Other (expense) income, net	(488)	100	638	169
Gain on sale of building	—	896	—	896
Restructuring charges, integration costs and asset impairment charges	(1,532)	(641)	(3,169)	(4,997)

Total	$(7,215)	$(5,399)	$(12,804)	$(14,745)

BOWNE & CO., INC.
(NYSE: BNE)
PRO FORMA SUPPLEMENTAL INCOME INFORMATION
Reconciliation to Condensed Consolidated Statements of Operations
(unaudited)
Pro forma supplemental income information, which is not prepared in accordance with generally accepted accounting principles, excludes restructuring, integration and asset impairment charges and the gain on sale of building. The Company believes that presentation of this supplemental information is useful to investors to evaluate performance in comparison to prior year’s results. This pro forma supplemental information is an alternative to, and not a replacement measure of, operating performance as determined in accordance with generally accepted accounting principles.

	For the Periods Ended June 30,
	Quarter		Year-to-Date
(in thousands, except per share information)	2005	2004	2005	2004
		(as restated)		(as restated)
Income from continuing operations	$7,809	$9,678	$12,033	$12,884
Add back:
Restructuring, integration and asset impairment charges, net of pro forma tax effect (1)	942	406	1,996	3,148
Gain on sale of building, net of pro forma tax effect (2)	—	(551)	—	(551)

Income from continuing operations, pro forma	$8,751	$9,533	$14,029	$15,481

Earnings per share from continuing operations:
Basic	$0.22	$0.27	$0.35	$0.36
Diluted	$0.21	$0.25	$0.34	$0.34
Earnings per share from continuing operations—pro forma:
Basic	$0.25	$0.26	$0.40	$0.43
Diluted	$0.24	$0.25	$0.39	$0.41
Weighted-average shares outstanding:
Basic	34,927	35,977	34,795	35,612
Diluted (3)	39,304	41,261	39,342	40,926

(1)	In 2005, restructuring, integration and asset impairment charges of $1.5 million for the quarter and $3.2 million year-to-date are net of tax benefits of $0.6 and $1.2 million, respectively. In 2004, the restructuring, integration and asset impairment charges of $0.6 million for the quarter and $5.0 million year-to-date, are net of tax benefits of $0.2 million and $1.9 million, respectively.

(2)	Gain on sale of building of $0.9 million, net of taxes of $0.3 million.

(3)	The weighted-average diluted shares outstanding includes the potential dilution from the Convertible Subordinated Debt of 4,058,000 shares.
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